Exhibit (a)(1)(B)

[Email to all eligible employees from Dr. Sehat Sutardja, our Chairman,

President and Chief Executive Officer, dated December 16, 2008]

FROM:	Dr. Sehat Sutardja, Chairman, President and Chief Executive Officer of Marvell Technology Group Ltd.

SUBJECT:	Marvell Technology Group Ltd. Offer to Exchange Certain Outstanding Options for Restricted Stock Units

DATE:	December 16, 2008

Today, I am pleased to announce that the Executive Compensation Committee of the Board of Directors has approved management’s proposal to allow all eligible Marvell employees the opportunity to participate in an exchange of certain underwater stock options for restricted stock units (RSUs). This is a one-time opportunity designed to improve the incentive and retention value of employee equity holdings. The key features of this offer are outlined below.

I believe this program is potentially very important to you and recommend that you take the time to study the materials, ask questions about anything you do not understand and make an informed decision about whether or not to participate. Reading the various summaries in this letter and in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”) will help you understand how this affects you personally and the actions you must take in order to participate.

Key Features

You may exchange only those options to purchase Marvell common shares, which were granted under the 1995 Stock Option Plan with an exercise price of at least $12.00 per share and which remain outstanding and unexercised as of the expiration date of this offer. The expiration date will be January 23, 2009 unless extended by Marvell.

A RSU is a full value stock award that represents the right to receive our common shares, after you satisfy the vesting requirements attached to the grant. Unlike options, which you must pay cash upon exercise in order to receive the vested shares subject to the option, there is no cash payment requirement to receive your shares upon vesting of your RSUs. For each RSU owned, you will receive the benefit of upside in Marvell’s stock price, as well as the downside in the event our stock declines. There are tax consequences to obtaining RSUs which are specific to each country, which are included in the appendices to the Offer to Exchange document. Marvell will distribute to you one share of common stock for each vested RSU you hold. All RSUs will vest as long as you continue to provide services through each relevant vesting date.

The table below shows the number of stock options you must exchange for 1 RSU, based on the original exercise price of the stock options you were granted. If the exchange of a given stock option grant results in 150 RSUs or fewer, the value of the RSUs (Number of RSUs x Marvell’s stock price on the exchange expiration date) will be paid to you in cash through normal payroll, less any applicable taxes.

Exercise Price Range	RSU : Option Exchange Ratio
$ 0.00 - $11.99	Not Eligible
$ 12.00 - $18.00	1:6.55
$ 18.01 - $25.00	1:8.40
$ 25.01 - $33.21	1:13.20

If a stock option grant that you are exchanging for RSUs is 75% or more vested, then the vesting provision attached to the new RSUs will be 50% annually over two years. The starting date for the vesting period will be January 23, 2009, so that the first annual vesting will occur on January 23, 2010, and the second annual vesting will occur on January 23, 2011. If a stock option grant that you are exchanging for RSUs is less than 75% vested, then the new RSUs will vest one-third annually over three years. Vesting and receipt of your shares is conditioned upon your continued service to Marvell through each applicable vesting date.

In an effort to provide you with tools to assist you in determining whether or not you should participate in the offer to exchange, we have developed a “value calculator” on the offer website. Using this tool, you will be able to input anticipated future Marvell stock prices and compare the values of your existing stock options with the RSUs you would elect to receive in the exchange.

Educational Sessions

So employees can better understand the offer, and other aspects of this program, live meetings have been scheduled at each significant site. Please check with your manager for the time and date of the presentation at your site.

The employee presentation materials and other information will be available on our tender offer website at https://tenderoffer.marvell.com. We strongly encourage you to attend one of the informational meetings.

Action Items Required by You

To participate in the tender offer, you must do the following:

•	Use your Windows login name, Windows login password and employee identification number to access our tender offer website at the Internet address: https://tenderoffer.marvell.com;

•	Review the “Offer to Exchange” document;

•	Properly complete the Election Form; and

•	Electronically submit.

You may change this election at any time prior to the expiration of the offer to exchange as many times as you wish, and submit a new election to exchange some or all of your eligible options by submitting a new Election Form by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. You will be bound by the last properly submitted election form we receive before the expiration date of the offer.

The Election Form must be received by Marvell electronically or via fax at (408) 222-9300 no later than 6:00 p.m. Pacific Time, on Friday, January 23, 2009. Once the offer to exchange is closed, your Election Form will not be accepted.

Additional important details are contained in the Offer to Exchange. We expect that the offer will end at 6:00 p.m. Pacific Time, on Friday, January 23, 2009, unless extended by Marvell. Please carefully read all of the offer documents. This letter is an introduction to the offer, but does not detail all the terms and conditions that apply. Please direct any questions you may have to Marvell Stock Administration via e-mail at stockadmin@marvell.com or via phone at 408-222-8436.

[Letters to certain eligible employees from Dr. Sehat Sutardja, our Chairman,

President and Chief Executive Officer, dated December 16, 2008]

Dear Optionholder:

Today, I am pleased to announce that the Executive Compensation Committee of the Board of Directors has approved management’s proposal to allow all eligible Marvell employees the opportunity to participate in an exchange of certain underwater stock options for restricted stock units (RSUs). This is a one-time opportunity designed to improve the incentive and retention value of employee equity holdings. The key features of this offer are outlined below.

I believe this program is potentially very important to you and recommend that you take the time to study the materials, ask questions about anything you do not understand and make an informed decision about whether or not to participate. Reading the various summaries in this letter and in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”) will help you understand how this affects you personally and the actions you must take in order to participate.

Key Features

You may exchange only those options to purchase Marvell common shares, which were granted under the 1995 Stock Option Plan with an exercise price of at least $12.00 per share and which remain outstanding and unexercised as of the expiration date of this offer. The expiration date will be January 23, 2009 unless extended by Marvell.

A RSU is a full value stock award that represents the right to receive our common shares, after you satisfy the vesting requirements attached to the grant. Unlike options, which you must pay cash upon exercise in order to receive the vested shares subject to the option, there is no cash payment requirement to receive your shares upon vesting of your RSUs. For each RSU owned, you will receive the benefit of upside in Marvell’s stock price, as well as the downside in the event our stock declines. There are tax consequences to obtaining RSUs which are specific to each country, which are included in the appendices to the Offer to Exchange document. Marvell will distribute to you one share of common stock for each vested RSU you hold. All RSUs will vest as long as you continue to provide services through each relevant vesting date.

The table below shows the number of stock options you must exchange for 1 RSU, based on the original exercise price of the stock options you were granted. If the exchange of a given stock option grant results in 150 RSUs or fewer, the value of the RSUs (Number of RSUs x Marvell’s stock price on the exchange expiration date) will be paid to you in cash through normal payroll, less any applicable taxes.

Exercise Price Range	RSU : Option Exchange Ratio
$ 0.00 - $11.99	Not Eligible
$ 12.00 - $18.00	1:6.55
$ 18.01 - $25.00	1:8.40
$ 25.01 - $33.21	1:13.20

If a stock option grant that you are exchanging for RSUs is 75% or more vested, then the vesting provision attached to the new RSUs will be 50% annually over two years. The starting date for the vesting period will be January 23, 2009, so that the first annual vesting will occur on January 23, 2010, and the second annual vesting will occur on January 23, 2011. If a stock option grant that you are exchanging for RSUs is less than 75% vested, then the new RSUs will vest one-third annually over three years. Vesting and receipt of your shares is conditioned upon your continued service to Marvell through each applicable vesting date.

Action Items Required by You

To participate in the tender offer, you must do the following:

•	Properly complete, date and sign the election form; and

•	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form. You may change this election at any time prior to the expiration of the offer to exchange as many times as you wish, and submit a new election to exchange some or all of your eligible options by submitting a new Election Form by 6:00 p.m. Pacific Time, on January 23, 2009, unless we extend the offer. You will be bound by the last properly submitted election form we receive before the expiration date of the offer.

The Election Form must be received by Marvell electronically or via fax at (408) 222-9300 no later than 6:00 p.m. (Pacific Time) on Friday, January 23, 2009. Once the tender offer is closed, your Election Form will not be accepted.

Additional important details are contained in the Offer to Exchange. We expect that the offer will end (and the restricted stock unit grant date will be) January 23, 2009. You will not be permitted to make elections after the expiration of this offer. Please carefully read all of the offer documents. This letter is an introduction to the offer, but does not detail all the terms and conditions that apply. Please direct any questions you may have to Marvell Stock Administration via e-mail at stockadmin@marvell.com or via phone at 408-222-8436.

Dear Optionholder:

The Executive Compensation Committee of the Board of Directors has approved management’s proposal to allow all eligible Marvell employees the opportunity to participate in an exchange of certain underwater stock options for restricted stock units (RSUs). The key features of this offer are outlined below.

Reading the various summaries in this letter and in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”) will help you understand how this affects you personally and the actions you must take in order to participate.

Key Features

You may exchange only those options to purchase Marvell common shares, which were granted under the 1995 Stock Option Plan with an exercise price of at least $12.00 per share and which remain outstanding and unexercised as of the expiration date of this offer. The expiration date will be January 23, 2009 unless extended by Marvell.

A RSU is a full value stock award that represents the right to receive our common shares, after you satisfy the vesting requirements attached to the grant. Unlike options, which you must pay cash upon exercise in order to receive the vested shares subject to the option, there is no cash payment requirement to receive your shares upon vesting of your RSUs. For each RSU owned, you will receive the benefit of upside in Marvell’s stock price, as well as the downside in the event our stock declines. There are tax consequences to obtaining RSUs which are specific to each country, which are included in the appendices to the Offer to Exchange document. Marvell will distribute to you one share of common stock for each vested RSU you hold. All RSUs will vest as long as you continue to provide services through each relevant vesting date.

The table below shows the number of stock options you must exchange for 1 RSU, based on the original exercise price of the stock options you were granted. If the exchange of a given stock option grant results in 150 RSUs or fewer, the value of the RSUs (Number of RSUs x Marvell’s stock price on the exchange expiration date) will be paid to you in cash through normal payroll, less any applicable taxes.

Exercise Price Range	RSU : Option Exchange Ratio
$ 0.00 - $11.99	Not Eligible
$ 12.00 - $18.00	1:6.55
$ 18.01 - $25.00	1:8.40
$ 25.01 - $33.21	1:13.20

If a stock option grant that you are exchanging for RSUs is 75% or more vested, then the vesting provision attached to the new RSUs will be 50% annually over two years. The starting date for the vesting period will be January 23, 2009, so that the first annual vesting will occur on January 23, 2010, and the second annual vesting will occur on January 23, 2011. If a stock option grant that you are exchanging for RSUs is less than 75% vested, then the new RSUs will vest one-third annually over three years. Vesting and receipt of your shares is conditioned upon your continued service to Marvell through each applicable vesting date.

Action Items Required by You

To participate in the tender offer, you must do the following:

•	Properly complete, date and sign the election form; and

•	Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300.

If you need an election form, you may e-mail stockadmin@marvell.com to receive a paper election form.

The Election Form must be received by Marvell electronically or via fax at (408) 222-9300 no later than 6:00 p.m. (Pacific Time) on Friday, January 23, 2009. Once the tender offer is closed, your Election Form will not be accepted.

Additional important details are contained in the Offer to Exchange. We expect that the offer will end at 6:00 p.m. Pacific Time, on Friday, January 23, 2009, unless extended by Marvell. Please carefully read all of the offer documents. This letter is an introduction to the offer, but does not detail all the terms and conditions that apply. Please direct any questions you may have to Marvell Stock Administration via e-mail at stockadmin@marvell.com or via phone at 408-222-8436.